Exhibit 99.2.9

This document is a free translation. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese, and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail.

This document was made publicly available in Brazil in connection with the proposed merger of shares (*incorporação de ações*) under Brazilian law of Omega Geração S.A. ("Omega Geração") by Omega Energia S.A. ("Omega Energia").

Omega Geração and Omega Energia are Brazilian companies. Information distributed in connection with the proposed merger of shares (*incorporação de ações*) under Brazilian law of Omega Geração by Omega Energia is subject to Brazilian disclosure requirements that are different from those of the United States. Any financial statements or financial information included herein has been prepared in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board and accounting practices in Brazil that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the proposed merger of shares, since the companies are located in Brazil and all of their officers and directors are residents of Brazil. You may not be able to sue the companies or their officers or directors in a Brazilian court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court's judgment.

You should be aware that the companies may purchase shares of the companies otherwise than through the proposed merger of shares, such as in open market or privately negotiated purchases.

Omega

Interim financial information at March 31, 2021

Índice

Omega

STATEMENTS OF FINANCIAL POSITION AT MARCH 31, 2021 AND DECEMBER 31, 2020
In thousands of Reais

Assets	Nota	Company March 31, de 2021	Company December 31, de 2020	Consolidated March 31, de 2021	Consolidated December 31, de 2020
Current assets					
Cash and cash equivalents	5	1,134,446	465,378	1,469,824	881,364
Trade accounts receivable	6	41,181	-	243,324	276,307
Dividends a receivables	17	33,910	34,146	6,603	6,839
Other receivables	7	77,063	86,265	157,110	151,640
		1,286,600	585,789	1,876,861	1,316,150
Non-Current assets					
Restricted cash	5	-	-	496,658	461,771
Trade accounts receivable	6	-	-	28,129	31,088
Deferred IRPJ and CSLL	15	-	-	157,272	157,306
Other receivables	7	61,408	61,408	71,844	71,653
		61,408	61,408	753,903	721,818
Investments	8	4,673,609	4,355,354	818,055	821,263
Property, plant and equipment	9	8,179	6,047	6,527,051	6,599,678
Intangible assets	10	16,252	16,621	1,105,826	1,119,436
		4,698,040	4,378,022	8,450,932	8,540,377
		4,759,448	4,439,430	9,204,835	9,262,195
Total assets		6,046,048	5,025,219	11,081,696	10,578,345

Liabilities and equity	Note	Company March 31, de 2021	Company December 31, de 2020	Consolidated March 31, de 2021	Consolidated December 31, de 2020
Current liabilities					
Trade accounts payable	12	41,527	2,356	73,712	84,815
Loans, financing and debentures	11	56,335	4,955	385,740	373,861
Labor and tax obligations	13	15,270	19,877	37,439	44,537
Lease liabilities	16	3,151	2,845	20,806	20,057
Other liabilities	14	36,558	33,921	79,117	85,061
		152,841	63,954	596,814	608,331
Noncurrent liabilities					
Loans, financing and debentures	11	1,991,295	973,261	6,118,335	5,522,993
Trade accounts payable	12	-	-	223,349	214,682
Lease liabilities	16	11,211	11,749	104,094	105,330
Deferred IRPJ and CSLL	15	32,499	32,499	57,062	56,971
Other liabilities	14	216,307	210,593	230,745	225,006
		2,251,312	1,228,102	6,733,584	6,124,982
Total liabilities		2,404,153	1,292,056	7,330,398	6,733,313
Shareholders' Equity					
Capital	18	3,834,945	3,833,245	3,834,945	3,833,245
Treasury shares		(1,664)	-	(1,664)	-
Funding costs		(72,944)	(72,944)	(72,944)	(72,944)
Capital reserve		132,077	132,077	132,077	132,077
Income reserve		231,810	231,810	231,810	231,810
Equity adjustment		(391,025)	(391,025)	(391,025)	(391,025)
Retained earnings (accumulated losses)		(91,304)	-	(91,304)	-
Equity attributable to controlling shareholders' equity		3,641,895	3,733,163	3,641,895	3,733,163
Noncontrolling interests		-	-	109,403	111,869
Total shareholders' equity		3,641,895	3,733,163	3,751,295	3,845,032
Total liabilities and shareholders' equity		6,046,048	5,025,219	11,081,696	10,578,345

See accompanying notes.

Omega

Statements of profit os loss for the three-month period ended March 31

In thousands of Reais

	Note	Company		Consolidated	
		March 31, de 2021	March 31, de 2020	March 31, de 2021	March 31, de 2020
Net operating revenue	19	94,017	-	370,191	192,873
Operating and maintenance costs and purchases	20	(94,562)	-	(253,841)	(176,803)
Gross profit		(545)	-	116,350	16,070
Operating income (expenses)					
Administrative, personnel and general expenses	21	(5,849)	(3,864)	(22,317)	(10,049)
Other operating income (expenses)	22	316	59,812	2,835	59,079
Equity pickup	8	(50,838)	(89,144)	(3,208)	(852)
		(56,371)	(33,196)	(22,690)	48,168
Total operating income		(56,916)	(33,196)	93,660	64,238
Finance income	23	3,663	3,916	5,817	6,191
Finance costs	23	(38,051)	(23,654)	(182,513)	(110,656)
		(34,388)	(19,738)	(176,696)	(104,465)
Profit before income and social contribution taxes		(91,304)	(52,934)	(83,036)	(40,227)
Income and social contribution taxes	15	-	-	(10,770)	(11,473)
Net income for the year		(91,304)	(52,934)	(93,806)	(51,700)
Attributed to:					
Controlling shareholders				(91,304)	(52,934)
Noncontrolling shareholders				(2,502)	1,234
Net income for the year				(93,806)	(51,700)
Earnings per share - basic (R$)	24	(0.5045)	(0.3207)	(0.5045)	(0.3207)
Earnings per share - diluted (R$)	24	(0.5045)	(0.3207)	(0.5045)	(0.3207)

See accompanying notes.

Statements of comprehensive income (loss) for the three-month period ended March 31

In thousands of Reais

	Company		Consolidated	
	March 31, de 2021	March 31, de 2020	March 31, de 2021	March 31, de 2020
Net income for the year	(91,304)	(52,934)	(93,806)	(51,700)
Other comprehensive income	-	-	-	-
Total comprehensive income	(91,304)	(52,934)	(93,806)	(51,700)
Controlling interests	(91,304)	(52,934)	(91,304)	(52,934)
Non-controlling interests	-	-	(2,502)	1,234

See accompanying notes.

Omega

Statementsof changes in equity for the three-month period ended March 31

In thousands of Reais

	Attributed to company shareholders														
				Capital reserve			Attributed to company shareholders Income reserve			Adjustment to Fair Value of issued shares					
	Capital	Treasury shares	Issuance costs	Premium on share subscription	Recognized stock options granted	Subscription warrant reserve	Legal reserve	Income reserve to be realized	Statutory	Adjustment to Fair Value of issued shares	Result on capital transaction	Retained earnings (Accumulated losses)	Total	Noncontrolling interests	Grand total
Balances at January 1, 2020	2,664,014	-	(55,810)	95,521	10,068	15,995	9,114	35,324	138,019	(95,733)	-	-	2,816,512	45,151	2,861,663
Transaction with shareholders															
Issuance of shares on acquisition Assuruá III	201,016	-	-	-	-	-	-	-	-	-	-	-	201,016	-	201,016
Adjustment to fair value of shares issued	-	-	-	-	-	-	-	-	-	(57,666)	-	-	(57,666)	-	(57,666)
Goodwill on the acquisition of Delta 7 and Delta 8	-	-	-	-	-	-	-	-	-	-	(144,041)	-	(144,041)	-	(144,041)
Dividends	-	-	-	-	-	-	-	-	-	-	-	-	-	(704)	(704)
Loss for the period	-	-	-	-	-	-	-	-	-	-	-	(52,934)	(52,934)	1,234	(51,700)
Balances at March 31, 2020	2,865,030	-	(55,810)	95,521	10,068	15,995	9,114	35,324	138,019	(153,399)	(144,041)	(52,934)	2,762,887	45,681	2,808,568
Balances at January 1, 2021	3,833,245	-	(72,944)	95,521	20,561	15,995	11,582	47,045	173,183	(153,399)	(237,626)	-	3,733,163	111,869	3,845,032
Transaction with shareholders															
Capital increase resulting from the exercise of stock options	1,700	-	-	-	-	-	-	-	-	-	-	-	1,700	-	1,700
Advance for future capital increase	-	-	-	-	-	-	-	-	-	-	-	-	-	36	36
Acquired treasury shares	-	(1,664)	-	-	-	-	-	-	-	-	-	-	(1,664)	-	(1,664)
Loss for the period	-	-	-	-	-	-	-	-	-	-	-	(91,304)	(91,304)	(2,502)	(93,806)

Balances at March 31, 2021	3,834,945	(1,664)	(72,944)	95,521	20,561	15,995	11,582	47,045	173,183	(153,399)	(237,626)	(91,304)	3,641,895	109,403	3,751,298

See accompanying notes.

Statements of cash flows for the three-month period ended March 31

In thousands of Reais

	Company March 31, 2021	Company March 31, 2020	Consolidated March 31, 2021	Consolidated March 31, 2020
Cash flow from operating activities				
Loss before income and social contribution taxes	(91,304)	(52,934)	(83,036)	(40,227)
Adjustments:				
Depreciation and amortization	1,137	274	99,844	58,783
Equity pickup	50,838	89,144	3,208	862
Impairment of property, plant and equipment	-	-	-	16,807
Interest expense on loans, financing, debentures and lease	25,524	16,051	149,661	86,249
Interest income from investments	-	-	(5,180)	(6,408)
Gain from bargain purchase – acquisition of Assuruá III	-	(59,782)	-	(59,782)
Other	1,233	1,232	10,085	2,585
	(12,572)	(6,015)	174,582	58,869
(Increase) Decrease in assets				
Trade accounts receivable	(41,181)	63	35,942	54,760
Loan to employees	10,844	-	10,844	-
Other receivables	(1,642)	(6,479)	(4,124)	26,732
Increase (decrease) in liabilities				
Trade accounts payable	39,171	(339)	(2,434)	34,019
Labor and tax liabilities	(4,606)	1,792	(7,098)	6,366
Other accounts payable	8,351	5,838	(207)	(38,546)
Cash flow from (used in) operations	(1,635)	(5,140)	207,505	142,200
Dividends received	236	314	236	510
Interest paid on loans, financing and debentures	(2,434)	-	(100,416)	(71,149)
Income and social contribution taxes paid	-	-	(23,027)	(19,641)
Net cash provided by (applied in) operating activities	(3,833)	(4,826)	84,298	51,920
Cash flow from investing activities				
Acquisition of Delta 7, Delta 8 and Assuruá III, net of acquired cash	-	(303,055)	-	(156,379)
Acquisition of property, plant and equipment and intangible assets	(2,900)	(268)	(13,607)	(5,725)
Payment of capital in subsidiaries	(369,094)	-	-	-
Restricted cash	-	-	(29,707)	(8,351)
Cash used in investing activities	(371,994)	(303,323)	(43,314)	(170,455)
Cash flow from financing activities				
Loans, financing and debentures taken out	1,050,000	-	1,051,904	-
Transaction costs	(4,637)	-	(4,637)	-
Principal payment – loans, financing and debentures	-	-	(496,293)	(154,587)
Capital increase resulting from the exercise of stock options	1,700	-	1,700	-
Acquired treasury shares	(1,664)	-	(1,664)	-
Advance for future capital increase	-	-	36	-
Dividends paid	-	-	-	(704)
Leases	(504)	-	(3,570)	(1,380)
Cash provided by financing activities	1,044,895	-	547,476	(156,671)
Net increase (decrease) in cash and cash equivalents	669,068	(308,149)	588,460	(275,206)
Cash and cash equivalents at beginning of the year	465,378	753,544	881,364	984,470
Cash and cash equivalents at end of the year	1,134,446	445,395	1,469,824	709,264

See accompanying notes.

Omega

Statements of value added for the three-month period ended March 31

In thousands of Reais

	Company		Consolidated	
	March 31, de 2021	March 31, de 2020	March 31, de 2021	March 31, de 2020
Revenues	85,249	-	361,299	210,717
Sales of goods, products and services	94,017	-	370,046	210,696
Other revenues	(8,768)	-	(8,747)	21
Inputs purchased from third parties	(98,024)	57,670	(156,487)	(69,046)
Cost of products, goods and services sold	(94,561)	-	(107,255)	(105,114)
Materials, energy, outsourced services and other	(3,711)	(2,128)	(53,773)	(22,774)
Loss/recovery of receivables	250	2,117	(1,636)	2,073
Other inputs	(2)	57,681	6,177	56,769
Gross value added	(12,775)	57,670	204,812	141,671
Depreciation, amortization and depletion	(1,137)	(274)	(99,844)	(58,783)
Net value added	(13,912)	57,396	104,968	82,888
Value added received in transfer	(47,710)	(85,037)	2,214	5,560
Equity pickup	(50,838)	(89,144)	(3,208)	(862)
Finance income	3,128	4,107	5,422	6,422
Total value added	(61,622)	(27,641)	107,182	88,448
Distribution of value added	(61,622)	(27,641)	107,182	88,448
Personnel	(90)	468	13,916	5,218
Taxes, fees and social contributions	(7,744)	1,248	4,982	24,709
Debt remuneration	37,516	23,577	182,090	110,221
Equity remuneration	(91,304)	(52,934)	(93,806)	(51,700)

See accompanying notes.

1. OPERATIONS

Omega Geração S.A. (the "Company") is a publicly-held corporation headquartered in Belo Horizonte, at Avenida Barbacena, No. 472, 4th floor, whose issued shares are traded at the so-called Novo Mercado, the corporate governance segment of B3 S.A. – Brasil, Bolsa, Balcão ("B3"), under ticker OMGE3.

Founded in 2008, Omega is a company that holds a stake in electric power generation assets focused on clean and renewable energy, operating exclusively in the production and sale of electricity, with no exposure to the development and implementation of assets. The Group's scope of operations includes wind, hydroelectric and solar power sources. As of January 2021, the Company started to absorb the contracts that were initially allocated to Omega Comercializadora de Energia S.A. ("OMGC").

At March 31, 2021, Omega and its direct and indirect subsidiaries ("Omega", "Group" or "Company") operate 79 ventures with total installed capacity of 1,859.2 MW of renewable energy (considering the capacity of proportional interests held in the joint ventures Hidrelétrica Pipoca ("Pipoca"), solar power plant Pirapora Complex ("Pirapora") and Ventos da Bahia 1 and 2 Complex ("Ventos da Bahia 1 and 2"), located in the states of Bahia, Maranhão, Mato Grosso do Sul, Minas Gerais, Piauí, Rio de Janeiro and Rio Grande do Sul.

The energy produced is sold through long-term agreements in the regulated contract environment ("ACR") obtained at auctions held by Brazil's National Agency of Electric Energy (ANEEL), with fixed prices indexed to inflation or through contracts in the unregulated contract environment ("ACL"), whose prices fluctuate due to market supply and demand in short-term transactions or inflation-indexed prices in long-term transactions. Segment information and details of operations of Company's assets are presented in Note 4.

The Group's activities, as well as those of its competitors, are regulated and supervised by ANEEL. Any change in the regulatory environment may have an impact on the Group's activities.

The terms listed below are used throughout these individual and consolidated financial statements in their abbreviated form:

- ACR – "Ambiente de Contratação Regulada" - Regulated contract environment;
- ACL – "Ambiente de Comercialização Livre" - Unregulated contract environment;
- CCEAR – "Contrato de Comercialização de Energia no Ambiente Regulado" - Energy trading agreement in the regulated environment;
- CCEE – "Câmara de Comercialização de Energia Elétrica" - Brazil's electricity trading chamber;
- LER – "Leilão de Energia de Reserva" - Reserve power auction;
- MRE – "Mecanismo de realocação de energia" - Energy reallocation mechanism;
- PLD – "Preço de Liquidação das Diferenças" – Difference settlement price; and
- Proinfa – "Programa de incentivo às fontes alternativas de energia elétrica" - Program to encourage alternative sources of electricity.

2. BASIS OF PREPARATION

2.1 Statement of compliance

The Company's individual and consolidated Interim Financial Information contained in the Quarterly Information Form ("ITR") for the three-month period ended March 31, 2021, includes the individual and consolidated interim financial information prepared in accordance with NBC TG 21 – "Demonstração Intermediária", as approved by Brazil's National Association of State Boards of Accountancy (CFC), and IAS 34 - Interim Financial Reporting, issued by the International Accounting Standard Board ("IASB"), and presented in compliance with the Brazilian Securities and Exchange Commission ("CVM"), applicable to the preparation of the Quarterly Information (ITR).

Management assessed the ability of the Company and its subsidiaries to continue operating as a going concern and is convinced that they have the resources required to keep operating their businesses as usual in the future.

2.2 Basis of presentation

The individual and consolidated financial statements were prepared based on historical cost and adjusted to reflect (i) the fair value of financial instruments measured at fair value through profit or loss; and (ii) fair value of assets acquired, and liabilities assumed in a business combination.

This interim financial information was prepared following the basis of preparation and accounting policies consistent with those adopted in the preparation of audited financial statements for the year ended December 31, 2020 and should be read in conjunction with such financial statements. The information in the notes that did not undergo significant changes or had irrelevant disclosures compared to December 31, 2020, has not been repeated in full in this interim financial information. However, selected information was included to explain significant events and transactions occurred in order to enable the understanding of changes in the financial position and performance of the Company's operations since the publication of the financial statements for the year ended December 31, 2020, released on March 2, 2021 and were applied consistently in the previous year presented.

The subsequent events were assessed until April 28, 2021, date on which the individual and consolidated financial statements were approved by the Board of Directors.

The presentation of the Statement of Value Added (SVA) is required by Brazilian corporate law and by the accounting practices adopted in Brazil applicable to publicly held companies. IFRS does not require the presentation of this statement, which is considered supplementary information, without prejudice to the interim financial information taken as a whole.

2.3 Functional and reporting currency

The individual and consolidated financial statements are measured using the currency of the main economic environment in which the entity operates ("functional currency"), which is the Brazilian real ("BRL" or "R$") in the case of the Company. The financial statements are presented in thousands of R$, unless otherwise stated.

2.4 Consolidation and investments

The consolidated financial statements reflect the assets, liabilities and transactions of the Company and its direct and indirect subsidiaries ("subsidiaries"). The accounting policy used for the classification of investments and their consolidation is described in Note 8.

The direct and indirect subsidiaries, as well as the interests in joint ventures and respective activities are grouped by cash-generating unit (CGU), as follows:

Direct and Indirect subsidiaries (consolidated)	Site of operation	Activities	% Total share March 31, 2020	% Total share December 31, 2020
Direct Subsidiary				
Asteri Energia S.A. ("Asteri")	São Paulo	Holding company	100%	100%
Centrais Eólicas Assuruá S.A. ("Assuruá")	Bahia	Holding company	100%	100%
Centrais Eólicas Assuruá III SPE S.A. ("Assuruá III")	Bahia	Holding company	100%	100%
Delta 1 Energia S.A. ("Delta 1")	São Paulo	Holding company	100%	100%
Delta 5 I Energia S.A.	Maranhão	Wind energy generation	100%	100%
Delta 5 II Energia S.A.	Maranhão	Wind energy generation	100%	100%
Delta 6 I Energia S.A.	Maranhão	Wind energy generation	100%	100%
Delta 6 II Energia S.A.	Maranhão	Wind energy generation	100%	100%
Delta 7 Energia S.A.	Maranhão	Holding company	100%	100%
Delta 8 Energia S.A.	Maranhão	Holding company	100%	100%
Indaiá Grande Energia S.A. ("Indaiá Grande")	Mato Grosso do Sul	Hydro energy generation – CGU Indaiás	100%	100%

Indaiazinho Energia S.A. ("Indaiazinho")	Mato Grosso do Sul	Hydro energy generation – CGU Indaiás	100%	100%
Omega Energia e Implantação 2 S.A. ("Delta 3")	São Paulo	Holding company	100%	100%
Omega Geração Comercializadora de Energia Ltda. ("OMGC")	São Paulo	Sale of energy	100%	100%
Omega Geração 1 S.A.	São Paulo	Holding company	100%	100%
Eólica Chuí IX S.A. ("Hermenegildo")	Rio Grande do Sul	Wind energy generation	99.99%	99.99%
Eólica Hermenegildo I S.A. ("Hermenegildo I")	Rio Grande do Sul	Wind energy generation	99.99%	99.99%
Eólica Hermenegildo II S.A. ("Hermenegildo II")	Rio Grande do Sul	Wind energy generation	99.99%	99.99%
Eólica Hermenegildo III S.A. ("Hermenegildo III")	Rio Grande do Sul	Wind energy generation	99.99%	99.99%
Santa Vitória do Palmar S.A. ("Santa Vitória do Palmar")	Rio Grande do Sul	Holding company	78%	78%
Indirect Subsidiary				
Centrais Eólicas Assuruá I SPE S.A. ("Assuruá I")	Bahia	Holding company	100%	100%
Centrais Eólicas Assuruá II SPE S.A. ("Assuruá II")	Bahia	Holding company	100%	100%
Delta 2 Energia S.A.	São Paulo	Holding company	100%	100%
Delta 3 I Energia S.A.	Maranhão	Wind energy generation – CGU Delta 3	100%	100%
Delta 3 II Energia S.A.	Maranhão	Wind energy generation – CGU Delta 3	100%	100%
Delta 3 III Energia S.A.	Maranhão	Wind energy generation – CGU Delta 3	100%	100%
Delta 3 IV Energia S.A.	Maranhão	Wind energy generation – CGU Delta 3	100%	100%
Delta 3 V Energia S.A.	Maranhão	Wind energy generation – CGU Delta 3	100%	100%
Delta 3 VI Energia S.A.	Maranhão	Wind energy generation – CGU Delta 3	100%	100%
Delta 3 VII Energia S.A.	Maranhão	Wind energy generation – CGU Delta 3	100%	100%
Delta 3 VIII Energia S.A.	Maranhão	Wind energy generation – CGU Delta 3	100%	100%
Delta 7 I Energia S.A.	Maranhão	Wind energy generation – CGU Delta 7	100%	100%
Delta 7 II Energia S.A.	Maranhão	Wind energy generation – CGU Delta 7	100%	100%
Delta 8 I Energia S.A.	Maranhão	Wind energy generation – CGU Delta 8	100%	100%
Gargaú Energética S.A.	Rio de Janeiro	Wind energy generation – CGU Gargaú	100%	100%
Musca Energia S.A.	São Paulo	Holding company	100%	100%
Parque Eólico Assuruá II S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Assuruá III S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Assuruá IV S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Assuruá V S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Assuruá VII S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Capoeiras III S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Curral de Pedras I S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Curral de Pedras II S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Diamante II S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Diamante III S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Laranjeiras I S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Laranjeiras II S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Laranjeiras III S.A.	Bahia	Wind energy generation – CGU Assuruá III	100%	100%
Parque Eólico Laranjeiras V S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Laranjeiras IX S.A.	Bahia	Wind energy generation – CGU Assuruá III	100%	100%
Porto Salgado Energia S.A.	Piauí	Wind energy generation – CGU Delta 1	100%	100%
Porto das Barcas Energia S.A.	Piauí	Wind energy generation – CGU Delta 1	100%	100%
Porto do Parnaíba Energia S.A.	Piauí	Wind energy generation – CGU Delta 1	100%	100%
Porto do Delta Energia S.A.	Piauí	Wind energy generation – CGU Delta 2	100%	100%
Sigma Energia S.A.	Minas Gerais	Hydro energy generation – CGU Serra das Agulhas	100%	100%
Testa Branca I Energia S.A.	Piauí	Wind energy generation – CGU Delta 2	100%	100%
Testa Branca III Energia S.A.	Piauí	Wind energy generation – CGU Delta 2	100%	100%
Chuí S.A. ("Santa Vitória do Palmar")	Rio Grande do Sul	Holding company	78%	78%
Eólica Chuí I S.A. ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Chuí II S.A. ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Chuí IV S.A. ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Chuí V S.A. ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Chuí VI S.A. ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Chuí VII S.A. ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Geribatau I S.A. ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Geribatau II S.A. ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Geribatau III S.A. ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Geribatau IV S.A. ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind energy generation	78%	78%

Eólica Geribatau V S.A. ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Geribatau VI S.A. ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Geribatau VII S.A. ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Geribatau VIII S.A. ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Geribatau IX S.A. ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Geribatau X S.A. ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind energy generation	78%	78%

Joint Venture (equity)	Site of operation	Activities	March 31, 2020	December 31, 2020
Hidrelétrica Pipoca S.A.	Minas Gerais	Hydro energy generation	51%	51%
Omega Comercializadora de Energia Ltda. ("OMC")	São Paulo	Sale of energy	51%	51%
Pirapora Solar Holding S.A.	Minas Gerais	Solar Power Generation	50%	50%
Pirapora II Solar Holding S.A.	Minas Gerais	Solar Power Generation	50%	50%
Pirapora III Solar Holding S.A.	Minas Gerais	Solar Power Generation	50%	50%
Ventos da Bahia 1 Geração de Energia S.A.	Bahia	Solar Power Generation	50%	50%
Ventos da Bahia 2 Geração de Energia S.A.	Bahia	Solar Power Generation	50%	50%

3. SPECIAL EVENTS THROUGHOUT THE PERIOD

The special events in the period are those that, in the Company's judgment, had a significant impact on the financial position, either due to their nature or significant value. The special events identified by the Company in the period are described below.

3.1 Public Offering of secondary distribution of shares

On January 22, 2021, the Company announced, by means of a Material Fact to the market, the holding of a public offering of secondary distribution with restricted efforts of 24,479,998 common shares issued by the Company and held by Bolt Fundo de Investimento em Participações Multiestratégia, equity investment fund managed by Tarpon Gestora de Recursos S.A.

On January 28, 2021, the Company announced, by means of a Material Fact to the market, the pricing of this public offering, setting the price per share of R$ 39.00, thus totaling 954,720. Investors settled the offering on February 2, 2021.

3.2 Capital increase by exercise of the stock option grant

On February 5, 2021, the Company's Board of Directors approved capital increases of R$1,700, resulting from the exercise of part of the options granted under the Company's First and Second incentive programs of the Second Stock Option Plan, as detailed in Note 25.1.

3.3 Repurchase of shares

On February 23, 2021, the Company announced, by means of an RCA, the private acquisition of 41,000 ordinary, nominative, book-entry shares with no par value, as a result of the exercise of the right to acquire all shares held by a participant in the Company's Third Stock Option Plan. As of March 31, 2021, these shares are recorded as treasury shares in the amount of R$ 1,664.

3.4 Simple debenture offer

On March 15, 2021, the Company concluded an offer of simple debentures in the amount of R$ 1,050,000. The details of the debentures issue by the Company are described in Note 11.2.1.

3.5 Pre-payment of Gargaú's and Hermenagildo's debt

In the period ended March 31, 2021, the Company's subsidiaries, Gargaú e Hermenegildo pre-paid debt with BNDES and BRDE, as detailed in Note 11.2.2.

3.6 Effect of the new Coronavirus on the financial statements

The Company has been monitoring the progress of the new Coronavirus pandemic ("Covid-19") and, by the date of these financial statements, no material impact on the Company's activities has been observed, although at this point it is not possible to anticipate the extent, severity and duration of the impacts of Covid-19. Security measures have also been adopted at the administrative units in order to keep business continuity as determined by Decree No. 10282, of March 20, 2020. The Company will continue to closely monitor the development of this issue, as well as its possible financial impacts.

4. BUSINESS SEGMENT INFORMATION

The Company divided its operations in three reportable segments: operations from wind, water, solar power sources and trader. The segments are aligned with the structure used by management to evaluate the group's performance and are reflected in its management reports used for monitoring and decision-making. The agencies responsible for making these operational, resource allocation and performance evaluation decisions include the Executive Boards and the Board of Directors, which use information on generation and sale of energy in average MWh and MW, revenues, maintenance ("O&M"), fixed general and administrative expenses (G&A) and, as a result, EBITDA, financial results derived from capital structure and net income.

The information presented to the top management with the respective performance of each segment is derived from the records kept in accordance with accounting practices, with some reallocations between the segments.

The table below sets out the operational information on the assets of each segment:

CGUs	Segment	Number of sites in operation	Location	Beginning of the long-term contract	Installed capacity (MW)	Main contraction environment
Santa Vitória do Palmar	Wind	16	Rio Grande do Sul	May/2017	402.0	ACL
Assuruá i e II	Wind	13	Bahia	Assuruá I Apr/2016 Assuruá II Apr/2018	303.0	LER
Delta 3	Wind	8	Maranhão	Jan/2018	220.8	ACR – Leilão A-3 2015
Ventos da Bahia 1 e 2 (*)	Wind	7	Bahia	Sep/17 e Sep/18	182.6	ACR - Leilão A-5 2013 e ACR - LER 2015
Hermengildo	Wind	7	Rio Grande do Sul	May/2017	180.8	ACL
Delta 2	Wind	3	Piauí	Jan/2018	74.8	ACR – Leilão A-5 2013
Delta 1	Wind	3	Piauí	Jul/2014	70.0	ACR – Leilão A-3 2011
Delta 7	Wind	2	Maranhão	Oct/2019	62.1	ACL
Delta 5	Wind	2	Maranhão	Jan/2019	54.0	ACR - Leilão Energia Nova nº 05/2017
Delta 6	Wind	2	Maranhão	Jan/2019	54.0	ACR - Leilão A-6 2017
Assuruá III	Wind	2	Bahia	Apr/2019	50.0	LEN
Delta 8	Wind	1	Maranhão	Oct/2019	35.1	ACL
Gargaú	Wind	1	Rio de Janeiro	Oct/2010	28.1	PROINFA
Indaiás	Water	2	Mato Grosso do Sul	Jul/2012	32.5	ACL
Serra das Agulhas	Water	1	Minas Gerais	Jan/2018	30.0	ACR – Leilão A-5 2013
Pipoca (**)	Water	1	Minas Gerais	Oct/2010	20.0	ACL
Pirapora (*)	Solar	11	Minas Gerais	Nov/2017	321.0	LER

(*) 50% interest.
(**) 51% interest.

4.1 Statements of profit or loss

The tables below show Company's consolidated profit or loss distributed among the 4 reportable segments. Corporate expenses, sales and eliminations were presented in only one column, as follows:

	March 31, 2021					
	Wind sources (4)	Water sources (1)	Solar sources (2)	Trading Company (3)	Corporate (5) / Elimination	Consolidated
Net operating revenue	293,167	31,238	-	4,414	41,372	370,191
Operation and maintenance costs and purchases	(179,696)	(16,344)	-	(5,383)	(52,418)	(253,841)
Gross profit	113,471	14,894	-	(969)	(11,046)	116,350
Administrative, personnel and general expenses	(15,323)	(1,073)	-	(72)	(5,849)	(22,317)
Other operating income (expenses)	(3,850)	6,375	-	(7)	317	2,835
Equity pickup	464	2,736	(1,904)	(4,504)	-	(3,208)
Total operational income (expenses)	94,762	22,932	(1,904)	(5,552)	(16,578)	93,660
Finance income	2,749	71	-	53	2,944	5,817
Finance costs	(140,391)	(4,772)	-	(19)	(37,331)	(182,513)
Income (loss) before IR/CSLL	(42,880)	18,231	(1,904)	(5,518)	(50,965)	(83,036)
IRPJ and CSLL	(8,324)	(1,501)	-	(945)	-	(10,770)
Net income(loss) for the period	(51,204)	16,730	(1,904)	(6,463)	(50,965)	(93,806)

[1] Amount included reflects the equity accounting referring to 51% of the stake in Hidrelétrica Pipoca. The breakdown of asset, liability and statement of profit or loss information is presented in Note 8.

[2] Amount included reflects the equity accounting referring to 50% of the participation in Pirapora Complex. The detail of the information on the assets, liabilities and statement of profit or loss is presented in Note 8.

[3] Refers to the company Omega Geração Comercializadora de Energia Ltda. ("OMGC"). The business purpose of this trader is the management of Omega's energy purchase and sale contracts, performing the long-term strategy in the enforceable contracts. It also includes the equity pickup for 51% equity interest in Omega Comercializadora de Energia Ltda. ("OMC), the breakdown of OMC information is detailed in Note 8.

[4] Amount included reflects the equity accounting referring to 50% of the participation in Ventos da Bahia 1 and 2. The detail of the information on the assets, liabilities and statement of profit or loss is presented in Note 8.

[5] As mentioned in item 3 and Note 1, from January 2021, the Company started to absorb the contracts to Group.

	March 31, 2020					
	Fontes eólicas	Water sources (1)	Solar sources (2)	Trading Company (3)	Corporate / Elimination	Consolidated
Net operating revenue	138,938	21,769	-	61,886	(29,720)	192,873
Operation and maintenance costs and purchases	(138,062)	(7,881)	-	(60,580)	29,720	(176,803)
Gross profit	876	13,888	-	1,306	-	16,070
Administrative, personnel and general expenses	(5,030)	(1,118)	-	(37)	(3,864)	(10,049)
Other operating income (expenses)	59,800	(751)	-	-	30	59,079
Equity pickup	-	2,364	(6,978)	3,752	-	(862)
Total operational income (expenses)	55,646	14,383	(6,978)	5,021	(3,834)	64,238
Finance income	2,191	22	-	62	3,916	6,191
Finance costs	(83,169)	(3,684)	-	(149)	(23,654)	(110,656)
Income (loss) before IR/CSLL	(25,332)	10,721	(6,978)	4,934	(23,572)	(40,227)
IRPJ and CSLL	(6,787)	(679)	-	(4,007)	-	(11,473)
Net income(loss) for the period	(32,119)	10,042	(6,978)	927	(23,572)	(51,700)

[1] Amount included reflects the equity accounting referring to 51% of the stake in Hidrelétrica Pipoca. The breakdown of asset, liability and statement of profit or loss information is presented in Note 8.

[2] Amount included reflects the equity accounting referring to 50% of the participation in Pirapora Complex. The detail of the information on the assets, liabilities and statement of profit or loss is presented in Note 8.

[3] Refers to the company Omega Geração Comercializadora de Energia Ltda. ("OMGC"). The business purpose of this trader is the management of Omega's energy purchase and sale contracts, performing the long-term strategy in the enforceable contracts. It also includes the equity pickup for 51% equity interest in Omega Comercializadora de Energia Ltda. ("OMC), the breakdown of OMC information is detailed in Note 8.

4.2 Significant assets and liabilities by segment

						March 31, 2021
	Fontes eólicas	Water sources (1)	Solar sources (2)	Trading Company (3)	Corporate (5) / Elimination	Consolidated
Assets						
Cash and cash equivalents	322,276	17,515	-	14,070	1,115,963	1,469,824
Trade accounts receivable	328,535	19,562	-	53,282	(129,926)	271,453
Restricted cash	485,447	11,211	-	-	-	496,658
Investment	363,017	40,879	410,111	4,048		818,055
PP&E and intangible assets	6,320,617	370,307	-	-	941,953	7,632,877
Total key assets	7,819,892	459,474	410,111	71,400	1,927,990	10,688,867
Liabilities						
Loans, financing and debentures	(4,305,574)	(169,354)	-	-	(2,029,147)	(6,504,075)
Trade accounts payable	(321,972)	(16,898)	-	(87,770)	129,579	(297,061)
Other liabilities	(434,312)	(23,305)	-	(822)	148,578	(309,861)
Total key liabilities	(5,061,858)	(209,557)	-	(88,592)	(1,750,990)	(7,110,997)

[1] Amount included reflects the equity accounting referring to 51% of the stake in Hidrelétrica Pipoca. The breakdown of asset, liability and statement of profit or loss information is presented in Note 8.

[2] Amount included reflects the equity accounting referring to 50% of the participation in Pirapora Complex. The detail of the information on the assets, liabilities and statement of profit or loss is presented in Note 8.

[3] Refers to the company Omega Geração Comercializadora de Energia Ltda. ("OMGC"). The business purpose of this trader is the management of Omega's energy purchase and sale contracts, performing the long-term strategy in the enforceable contracts. From January 2021, the Company started to absorb the contracts to Group. It also includes the equity pickup for 51% equity interest in Omega Comercializadora de Energia Ltda. ("OMC), the breakdown of OMC information is detailed in Note 8.

[4] Amount included reflects the equity accounting referring to 50% of the participation in Ventos da Bahia 1 and 2. The detail of the information on the assets, liabilities and statement of profit or loss is presented in Note 8.

[5] As mentioned in item 3 and Note 1, from January 2021, the Company started to absorb the contracts to Group.

						December 31, 2020
	Fontes eólicas	Water sources (1)	Solar sources (2)	Trading Company (3)	Corporate (5) / Elimination	Consolidated
Assets						
Cash and cash equivalents	397,645	17,869	-	18,843	447,007	881,364
Trade accounts receivable	334,780	42,420	-	86,155	(155,960)	307,395
Restricted cash	455,574	6,197	-	-	-	461,771
Investment	713,536	38,143	61,032	8,552	-	821,263
PP&E and intangible assets	7,465,173	367,773	-	-	(113,832)	7,719,114
Total key assets	9,366,708	472,402	61,032	113,550	177,215	10,190,907
Liabilities						
Loans, financing and debentures	(4,766,192)	(170,816)	-	-	(959,846)	(5,896,854)
Trade accounts payable	(282,460)	(46,698)	-	(123,946)	153,607	(299,497)
Other liabilities	(558,080)	(24,877)	-	(1,352)	274,242	(310,067)
Total key liabilities	(5,606,732)	(242,391)	-	(125,298)	(531,997)	(6,506,418)

[1] Amount included reflects the equity accounting referring to 51% of the stake in Hidrelétrica Pipoca. The breakdown of asset, liability and statement of profit or loss information is presented in Note 8.

[2] Amount included reflects the equity accounting referring to 50% of the participation in Pirapora Complex. The detail of the information on the assets, liabilities and statement of profit or loss is presented in Note 8.

[3] Refers to the company Omega Geração Comercializadora de Energia Ltda. ("OMGC"). The business purpose of this trader is the management of Omega's energy purchase and sale contracts, performing the long-term strategy in the enforceable contracts. It also includes the equity pickup for 51% equity interest in Omega Comercializadora de Energia Ltda. ("OMC), the breakdown of OMC information is detailed in Note 8.

5. CAIXA, EQUIVALENTES DE CAIXA E APLICAÇÕES FINANCEIRAS RESTRITAS

	Company		Consolidated	
	March 31, de 2021	December 31, de 2020	March 31, de 2021	December 31, de 2020
Banks	6,007	1,158	140,890	102,341
Liquid short-term investments	1,128,439	464,220	1,328,934	779,023
Cash and cash equivalents	1,134,446	465,378	1,469,824	881,364
Restricted cash	-	-	496,658	461,771
Total	1,134,446	465,378	1,966,482	1,343,135

Em March 31, 2021, cash and cash equivalents include, in addition to balances in bank accounts, Bank Deposit Certificates and investment shares in government securities, with daily liquidity and redeemable from the issuer.

Restricted short-term investments, classified as "restricted cash" and kept in the noncurrent assets include fixed-income instruments, taken out under normal market conditions and rates, as a form of guarantee and linked to financing obtained from BNDES, described in Note 11.

6. TRADE ACCOUNTS RECEIVABLE

	Company		Consolidated	
	March 31, de 2021	December 31, de 2020	March 31, de 2021	December 31, de 2020
CCEAR - surplus	-	-	28,129	31,088
LER contracts	-	-	20,588	20,831
Proinfa contracts	-	-	3,484	3,759
MCP – CCEE Accounting	2,022	-	85,320	101,781
Free consumers and transmission companies	39,159	-	133,932	149,936
Total	41,181	-	271,453	307,395
Stated in assets:				
Current	41,181	-	243,324	276,307
Noncurrent	-	-	28,129	31,088

There are no significant outstanding balances at March 31, 2021 and December 31, 2020, therefore, it was not necessary to record an allowance for doubtful accounts.

7. OTHER CURRENT AND NONCURRENT ASSETS

	Controladora		Consolidado	
	March 31, de 2021	December 31, de 2020	March 31, de 2021	December 31, de 2020
Taxes recoverable				
IRRF/CSLL	8,546	7,997	50,009	48,680
PIS/COFINS	-	-	9,726	9,382
ICMS	-	-	1,902	1,563

Other taxes	2,452	2,445	2,869	2,904
Advances to suppliers	5,464	5,543	21,351	9,024
Related parties (Note 17)	120,887	129,317	79,339	88,403
Expenses to be allocated	465	498	11,175	14,346
Indemnity assets stemming from acquisition of companies	-	-	8,814	8,814
Insurance receivable	-	-	24,300	24,300
Judicial deposits	118	118	377	373
Other	539	1,755	19,092	15,504
Total	138,471	147,673	228,954	223,293
Stated in assets:				
Current	77,063	86,265	157,110	151,640
Noncurrent	61,408	61,408	71,844	71,653

The nature of the group's main accounts is described below.

Taxes recoverable: these include tax credits calculated at the federal (PIS, COFINS, IR and CSLL) and state (ICMS) levels resulting from the Company's commercial transactions, financial investments and equipment acquisition. IRPJ and CSLL balances include withholdings related to the redemption of short-term investments. Commercial transactions under PROINFA also have withholding federal taxes.

Related parties: these refer to apportionments of expenses through structure sharing and loan operations to employees, as detailed in Note 17.

Insurance receivable: arises from the estimate of insurance for property damage and loss of profits in the PCH Serra das Agulhas incident.

Indemnity assets stemming from acquisition of companies: indemnity rights arising from the acquisition of Assurua I and Assuruá II related to contingent tax liabilities.

8. INVESTMENTS

8.1 Changes in investments at March 31, 2021

				Company
	Balances at December 31, 2020	Equity pickup	Capital increase	Balances at March 31, 2021
Asteri	131,535	6,925	-	138,460
Delta 1	103,906	(1,886)	-	102,020
Delta 5 I	36,613	1,409	-	38,022
Delta 5 II	36,332	876	-	37,208
Delta 6 I	39,207	1,272	-	40,479
Delta 6 II	29,990	1,121	-	31,111
Delta 7	73,591	(1,940)	-	71,651
Delta 8	41,346	(962)	-	40,384
Indaiá Grande	70,744	7,253	-	77,997
Indaiazinho	44,954	5,441	-	50,395
Omega Geração 1	235,915	1,227	8,800	245,942
OE&I2	506,594	(10,135)	-	496,459
OMC	8,851	(4,541)	-	4,310
OMGC	(12,008)	(1,958)	-	(13,966)
Pirapora	165,022	1,452	-	166,474
Assuruá	578,680	(13,102)	-	565,578
Assuruá III	235,682	(353)	-	235,329
Chuí	726,067	(28,973)	360,293	1,057,387
Ventos da Bahia 1 e 2	363,271	2,499	-	365,770
Appreciation	939,062	(16,463)	-	922,599
Total	4,355,354	(50,838)	369,093	4,673,609

									Consolidated
	Pipoca	Appreciation	OMC	Appreciation	Pirapora	Appreciation	Ventos da Bahia 1 e 2	Appreciation	Total
Balances at December 31, 2020	36,999	1,141	8,851	(299)	165,022	246,994	195,173	167,382	821,263
Equity pickup	2,764	(27)	(4,541)	37	1,452	(3,357)	2,498	(2,034)	(3,208)

Balances at March 31, 2021	39,763	1,114	4,310	(262))	166,474	243,637	197,671	165,348	818,055

8.2 Changes in investments at March 31, 2020

						Company
	Balances at December 31, 2019	Equity pickup	Dividends	Loss of investment	Acquisition of Delta 7, Delta 8 and Assuruá III	Balances at March 31, 2020
Asteri	85,531	1,670	(315)	(352)	-	86,534
Delta 1	106,169	(5,066)	-	-	-	101,103
Delta 5 I	48,485	(1,067)	(126)	-	-	47,292
Delta 5 II	44,639	(1,427)	(75)	-	-	43,137
Delta 6 I	47,150	(2,303)	(108)	-	-	44,739
Delta 6 II	39,128	(789)	(69)	-	-	38,270
Delta 7	-	(3,216)	-	-	88,745	85,529
Delta 8	-	(1,700)	-	-	50,050	48,350
Indaiá Grande	88,760	4,069	-	-	-	92,829
Indaiazinho	60,706	3,166	-	-	-	63,872
Omega Geração 1	211,186	(6,449)	-	-	-	204,737
OE&I2	522,504	(30,586)	-	-	-	491,918
OMC	7,092	3,714	-	-	-	10,806
OMGC	(4,345)	(2,825)	-	-	-	(7,170)
Pirapora	159,243	(1,546)	-	-	-	157,697
Assuruá I e II	588,188	(29,821)	-	-	-	558,367
Assuruá III	-	-	-	-	223,351	223,351
Appreciation	995,819	(14,616)	-	-	-	981,203
Total	3,000,255	(88,792)	(693)	(352)	362,146	3,272,564

							Consolidated
	Pipoca	Appreciation	OMC	Appreciation	Pirapora	Appreciation	Total
Balances at December 31, 2019	30,596	1,247	7,092	(449)	159,243	262,490	460,219
Equity pickup	2,391	(27)	3,714	37	(1,546)	(5,431)	(862)
Dividends	(510)	-	-	-	-	-	(510)
Balances at March 31, 2020	32,477	1,220	10,806	(412)	157,697	257,059	458,847

9. PROPERTY, PLANT AND EQUIPMENT

The Company's balance of property, plant and equipment amounts to R$8,179 at March 31, 2021 (R$6,047 at December 31, 2020) related to equipment, furniture and fixtures and leasehold improvements, maintained for the development of corporate activities of Omega. Due to the low relevance of the balance, the Company presents the breakdown and changes only for the consolidated balances, as follows:

9.1 Changes in property, plant, and equipment at March 31, 2021

						Consolidated
	Machinery and equipment	Reservoirs, dams and water mains	Buildings	Construction in progress	Others (i)	Total
Balance at December 31, 2020	5,954,887	146,173	394,964	18,390	85,264	6,599,678
Additions	2,083	7,155	134	2,931	529	12,832
Depreciation	(75,556)	(890)	(8,981)	-	(32)	(85,459)
Balance at March 31, 2021	5,881,414	152,438	386,117	21,321	85,761	6,527,051

9.2 Changes in property, plant, and equipment at March 31, 2020

						ConsConsolidatedolidado
	Machinery and equipment	Reservoirs, dams and water mains	Buildings	Construction in progress	Others	Total
Balance at December 31, 2019	4,085,088	140,689	254,980	20,329	15,336	4,516,422
Additions	3,434	-	465	1,313	39	5,251
Delta 7 and Delta 8 acquisition	364,267	-	44,680	-	13	408,960
Assuruá III acquisition	249,499	-	-	-	3,074	252,573
Depreciation	(45,908)	(597)	(2,024)	-	(8)	(48,537)

Write-downs	(16,807)	-	-	-	-	(16,807)
Balance at March 31, 2020	4,639,573	140,092	298,101	21,642	18,454	5,117,862

There was no capitalized interest on property, plant and equipment for the three-month period ended March 31, 2021 and 2020. The Company acquires companies with projects already completed so that there is no expressive capitalization of interest on property, plant and equipment.

The useful lives used to calculate and record depreciation for the three-month period ended March 31, 2021, are the same as those used and published in the financial statements for the year ended December 31, 2020.

10. INTANGIBLE ASSETS

10.1 Changes in intangible assets at March 31, 2021

			Company
	Right of use - Leases	Other	Total
Balance at December 31, 2020	13,288	3,333	16,621
Additions	-	612	612
Amortization	(712)	(269)	(981)
Balance at March 31, 2021	12,576	3,676	16,252

						Consolidated
	PPA energy agreement	Authorization rights	Right of use - Leases	Transmission system	Other (i)	Total
Balance at December 31, 2020	618,991	309,863	117,669	5,187	67,726	1,119,436
Additions	-	-	-	-	775	775
Amortization	(9,217)	(2,115)	(2,038)	(5)	(1,010)	(14,385)
Balance at March 31, 2021	609,774	307,748	115,631	5,182	67,491	1,105,826

(i) Represented substantially by software license.

10.2 Changes in intangible assets at March 31, 2020

		Company
	Other	Total
Balance at December 31, 2019	1,160	1,160
Additions	263	263
Amortization	(109)	(109)
Balance at March 31, 2020	1,314	1,314

						Consolidated
	PPA energy agreement	Authorization rights	Right of use - Leases	Transmission system	Other	Total
Balance at December 31, 2019	583,816	161,656	51,456	5,208	9,816	811,952
Additions	-	-	-	-	474	474
Delta 7 and Delta 8 acquisition	-	-	5,894	-	-	5,894
Assuruá III acquisition	106,306	43,421	-	-	-	149,727
Amortization	(8,168)	(1,274)	(566)	(5)	(233)	(10,246)
Balance at March 31, 2020	681,954	203,803	56,784	5,203	10,057	957,801

11. LOANS, FINANCING AND DEBENTURES

11.1 Balance breakdown

						Company
	Current liabilities		Noncurrent liabilities		Total	
	March 31, de 2021	December 31, de 2020	March 31, de 2021	December 31, de 2020	March 31, de 2021	December 31, de 2020

Debentures	63,947	11,756	2,015,374	994,884	2,079,321	1,006,640
	63,947	11,756	2,015,374	994,884	2,079,321	1,006,640
Transaction costs	(7,612)	(6,801)	(24,079)	(21,623)	(31,691)	(28,424)
Total	56,335	4,955	1,991,295	973,261	2,047,630	978,216

						Consolidated
	Current liabilities		Noncurrent liabilities			Total
	March 31, de 2021	December 31, de 2020	March 31, de 2021	December 31, de 2020	March 31, de 2021	December 31, de 2020
BNDES	184,543	247,298	2,699,457	2,994,302	2,884,000	3,241,600
BNB (*)	74,699	43,850	760,516	797,294	835,215	841,144
Debentures	121,773	55,007	2,503,383	1,475,585	2,625,156	1,530,592
CCB	3,623	266	66,667	70,000	70,290	70,266
BRDE	16,012	42,254	161,962	265,144	177,974	307,398
	400,650	388,675	6,191,985	5,602,325	6,592,635	5,991,000
Custo de transação	(14,910)	(14,814)	(73,650)	(79,332)	(88,560)	(94,146)
Total	385,740	373,861	6,118,335	5,522,993	6,504,075	5,896,854

(*) "Fundo Constitucional de Financiamento do Nordeste" - Northeast Constitutional Financing Fund.

A summary of current agreements, deadlines, types, costs and guarantees of each of the Company's CGUs is presented below:

							Consolidated
	Financial institution	Maturity	Payment	Debt cost (p.a.)	Guarantees	March 31, 2021	December 31, 2020
CGU Indaiás	CCB	July/2025	mensal	CDI + 2,90%	Corporate endorsement, assignment of rights	70,290	70,266
CGU Gargaú	BNDES	May/2027	mensal	TJLP + 2,23%	Bank guarantee, reserve account, disposal of assets and shares	-	28,527
CGU Delta 1	BNDES	October/2030	mensal	TJLP + 2,18%	Bank guarantee, reserve account, disposal of assets and shares	145,000	148,793
CGU Serra das Agulhas	BNDES	July/2037	mensal	TJLP + 2,02%	Fiança bancária parcial, Bank guarantee, reserve account, disposal of assets and shares	99,765	101,299
CGU Delta 2	BNDES	January/2033	mensal	TJLP + 2,27%	Fiança bancária parcial, Bank guarantee, reserve account, disposal of assets and shares	251,291	254,819
CGU Delta 2	Debêntures	December/2026	semestral	IPCA + 7,38%	Fiança bancária, Bank guarantee, reserve account, disposal of assets and shares	33,140	31,808
CGU Delta 3	BNDES	March/2034	mensal	TJLP + 2,32%	Fiança bancária, Bank guarantee, reserve account, disposal of assets and shares	912,583	921,806
CGU Delta 3	Debêntures	December/2029	semestral	IPCA + 7,11%	Fiança bancária, Bank guarantee, reserve account, disposal of assets and shares	207,746	199,512
CGU Delta 5	BNB (1)	May/2038	mensal	IPCA + 1,75%	Bank guarantee (2)reserve account	162,237	163,648
CGU Delta 6	BNB (1)	May/2038	mensal	IPCA + 1,75%	Bank guarantee (2)reserve account	164,218	165,697
CGU Delta 7	BNB (1)	January/2039	mensal	IPCA + 2,19%	Bank guarantee (2)reserve account	203,248	204,826
CGU Delta 8	BNB (1)	January/2039	mensal	IPCA + 2,19%	Bank guarantee (2)reserve account	108,872	109,785
Corporativo	Debêntures	May/2024	semestral	CDI + 1,20%	-	312,204	309,805
Corporativo	Debêntures	May/2026	semestral	CDI + 1,30%	-	170,024	168,678
Corporativo	Debêntures	May/2026	anual	IPCA + 5,60%	-	208,782	201,198
Corporativo	Debêntures	May/2027	semestral	IPCA + 5,00%	-	165,785	159,984
Corporativo	Debêntures	Setembro/2028	semestral	IPCA + 4,37%	-	116,331	114,794
Corporativo	Debêntures	Setembro/2028	anual	IPCA + 4,37%	-	53,992	52,179
Corporativo	Debêntures	March/2029	anual	CDI + 1,19%	-	1,052,204	-
Assuruá I	BNDES/CEF	November/2032	mensal	TJLP + 2,92%	Fiança bancária, Bank guarantee, reserve account, disposal of assets and shares	133,880	135,781
Assuruá I	Debêntures	November/2030	mensal	IPCA + 7,81%	Fiança bancária, Bank guarantee, reserve account, disposal of assets and shares	37,609	36,060

Assuruá II	BNDES	June/2034	mensal IPCA + 2,75%	Fiança bancária, Bank guarantee, reserve account, disposal of assets and shares	698,155	706,192
Assuruá II	Debêntures	June/2030	mensal IPCA + 6,66%	Fiança bancária, Bank guarantee, reserve account, disposal of assets and shares	163,203	156,898
Assuruá III	BNB ([1])	November/2038	mensal IPCA + 2,33%	Bank guarantee ([2])reserve account	196,638	197,188
Santa |Vitória do Palmar	BNDES/BRDE	December/2031	mensal TJLP + 3,76%	Fiança bancária parcial, Bank guarantee, reserve account, disposal of assets and shares	821,300	833,934
Santa |Vitória do Palmar	Debêntures	June/2028	semestral IPCA + 8,50%	Fiança bancária parcial, Bank guarantee, reserve account, disposal of assets and shares	104,138	99,676
Hermenegildo	BNDES/BRDE	June/2032	mensal TJLP + 4,19%	Fiança bancária parcial, Bank guarantee, reserve account, disposal of assets and shares	-	417,847
					6,592,635	5,991,000

[1] Considers 15% timely-payment bonus as per BNB financing agreement.

[2] Assignment of credit rights, sale of assets and shares are granted as guarantees to guarantors.

The average term and nominal cost of debt at March 31, 2021 was 6.7 years and 7.76% p.a.

11.2 Changes in the balance

Changes in loans, financing and debentures for the period are as follows:

	Company	Consolidated
Balance at December 31, 2020	978,216	5,896,854
Funding	1,050,000	1,051,904
Transaction costs	(4,637)	(4,637)
Principal payment	-	(496,293)
Finance charges paid	(2,434)	(100,416)
Provisioned finance charges	25,252	146,578
Amortization – transaction costs	1,233	10,085
Balance at March 31, 2020	2,047,630	6,504,075

11.2.1 Funding obtained in the period

In February 2021, the CGU Delta 3 concluded the receipt of resources related to social sub credits of its financing agreement with BNDES. The resources from the social subcredits, combined with own resources, were used in the projects Janela para o Mundo do Maranhão Education Center, Strengthening of Associativism, Rota dos Pequenos Lençois - Ecorodovia, Master Plan and Zoning Law. A total of R$1,904 was received, that will be amortized until March 2034, with interest corresponding to the TJLP.

On March 15, 2021, Omega Geração concluded an offer of simple debentures, not convertible into shares, of the unsecured kind of the Company's 3rd (third) issue, in a single series, amounting to R$1,050,000, with a total term of 8 years and annual amortization, according to the customized curve. The remuneratory interest will be paid semi-annually and equivalent to the CDI rate + 1.99% p.a. The debentures were classified as "green debentures" based on an independent opinion issued by a specialized consulting company.

11.2.2 Repayments in the period

On February 22, 2021, Gargaú early settled the amounts of R$27,992, referring to the outstanding balance of their financing contracts obtained from BNDES, with original maturity in 2027 and TJLP + 2.23% p.a. The settlement was carried out due to its cost and with the objective of enabling the release of the subsidiary's restricted cash to the Company, increasing liquidity.

On March 30, 2021, the Hermenegildo Complex early settled the amounts of R$ 408,623 referring to the outstanding balance of their financing contracts obtained from BNDES, with original maturity in 2032 and TJLP + 4,19% p.a. The settlement was carried out due to its cost and with the objective of enabling the release of the subsidiary's restricted cash to the Company, increasing liquidity.

11.3 Payment schedule

The future debt payment flows are as follows:

	Principal	Interest	Total
2021	181,514	475,484	656,998
2022	321,793	608,413	930,206
2023 until 2025	1,571,337	1,701,086	3,272,423
2026 until 2028	2,021,736	1,267,434	3,289,170
2029 until 2031	1,436,120	346,037	1,782,157
2032 until 2033	492,996	79,359	572,355
From 2033 onwards	352,891	46,475	399,366
	6,378,387	4,524,288	10,902,675

The cash flow of debt amortization is projected considering the contractual flows of amortization of principal and interest, inflation and contractual interest.

11.4 Garantees

The guarantees for the Subsidiaries' financing agreements are the usual guarantees for a Project Finance, including (as described in Note 11.1): reserve accounts, assignment of credit rights and credits arising from the authorization, sale of listed machinery and equipment, sale of the Company's shares and, as applicable, letters of guarantee. As for the Company, the debentures have no guarantees.

11.5 Financial covenants

The Company, its subsidiaries and joint ventures are subject to covenants, notably the Equity Ratio (ER), the Debt Service Coverage Ratio (DSCR) and the Net Debt to EBITDA Ratio. Failure to comply with these covenants limits the distribution of dividends above the minimum mandatory amount and, in some cases, may result in accelerated debt maturity.

The covenants existing at March 31, 2021, from the group's annual calculation by CGU are listed below:

	ER	DSCR	Net debt /EBITDA
CGU Indaiás	≥ 25%	N.A.	≥ 3,0
CGU Gargaú	N.A.	≥ 1,3	N.A.
CGU Delta 1	N.A.	≥ 1,3	N.A.
CGU Serra das Agulhas	≥ 25%	≥ 1,2	N.A.
CGU Delta 2	≥ 25%	≥ 1,1	N.A.
CGU Delta 3	N.A.	≥ 1,1	N.A.
CGU Delta 5	N.A.	N.A.	N.A.
CGU Delta 6	N.A.	N.A.	N.A.
CGU Delta 7	N.A.	N.A.	N.A.
CGU Delta 8	N.A.	N.A.	N.A.
Assuruá I	N.A.	≥1,2	N.A.
Assuruá II	N.A.	≥1,2	N.A.
Assuruá III	N.A.	N.A.	N.A.

Santa Vitória do Palmar	N.A.	≥ 1,3	N.A.
Hermenegildo	N.A.	≥ 1,3	N.A.

For the Company, in the context of its first and second issues of debentures, the Company is required to comply with the financial ratio computed on a quarterly basis and pro forma results whenever there is an acquisition of equity interests, as follows:

Year	Financial ratio
Dez/2020 a Set/2021	5.50
Dez/2021 a Set/2022	5.00
Dez/2022 until maturity	4.50

At March 31, 2021, the Company fully complied with this covenant.

Compliance with ER and DSCR are verified at the reporting dates stipulated in the contracts signed by and between the Company and the respective agents. Management regularly monitors the calculations of these ratios to check for indications of noncompliance with contractual terms. At March 31, 2021, there is no evidence that the Group companies will not be able to fully comply with ER and DSCR ratios in the computation periods.

12. TRADE ACCOUNTS PAYABLE

	Company		Consolidated	
	March 31, de 2021	December 31, de 2020	March 31, de 2021	December 31, de 2020
Equipment suppliers	-	-	163	163
General services and O&M suppliers	902	2,356	12,054	9,191
Energy purchase	40,625	-	60,347	71,713
ACR accounts payable	-	-	224,497	218,430
	41,527	2,356	297,061	299,497
Presented in liabilities:				
Current	41,527	2,356	73,712	84,815
Noncurrent	-	-	223,349	214,682

The increase in ACR accounts payable arises from a deficit of energy generated in relation to the regulated contracts with the CGUs Delta 1, Delta 2, Delta 3, Assuruá I and Assuruá II, resulting from the seasonality of wind resources. The obligation may subsequently be reversed to the extent that power generation in subsequent periods exceeds the amounts guaranteed in the agreement.

13. LABOR AND TAX OBLIGATIONS

	Company		Consolidated	
	March 31, de 2021	December 31, de 2020	March 31, de 2021	December 31, de 2020
Labor obligations				
Salaries and charges	5,283	1,883	5,798	1,981
Labor accruals	9,025	17,674	10,281	19,209
Tax obligations				
IRPJ and CSLL payable	-	-	5,505	8,732
Taxes payable	716	42	12,677	11,820
Withholding taxes – third parties	246	278	3,178	2,795
	15,270	19,877	37,439	44,537

14. OTHER LIABILITIES AND PROVISIONS

	Company		Consolidated	
	March 31, de 2021	December 31, de 2020	March 31, de 2021	December 31, de 2020
Accounts payable Assuruá I and II acquisition	219,929	209,690	219,929	209,690
Related parties (Note 17)	6,167	6,030	10,921	10,034
Contingent liabilities in the business combination (Note 7)	-	-	8,164	8,164
Advances from costumers	24,075	24,890	24,121	24,924
Services	1,738	2,562	34,429	38,662
Provisions	956	1,342	11,664	17,558
Other	-	-	633	1,035
	252,865	244,514	309,861	310,067
Stated in liabilities:				
Current	36,558	33,921	79,117	85,061
Noncurrent	216,307	210,593	230,744	225,006

15. INCOME TAXES

The total amount stated as the result of income taxes in the statement of profit or loss is reconciled to the rates established by legislation, as follows:

	Consolidated	
	March 31, 2021	March 31, 2020
Profit (loss) before IRPJ and CSLL	(83,036)	(40,227)
Statutory rate	34%	34%
IRPJ and CSLL at current rate	28,232	13,677
Permanent additions (exclusions)	258	(666)
Equity pickup	(1,091)	(293)
Gain from bargain purchase	-	20,326
Deferred IRPJ and CSLL not recorded on income and social contribution tax losses	(35,775)	(39,555)
Difference from calculation based on taxable profit computed as a percentage of gross revenue	(1,609)	(11,174)
Other	(785)	6,212
IRPJ and CSLL expenses in P&L	(10,770)	(11,473)
Effective IRPJ and CSLL rate - %	-13.0%	-28.5%

15.1 Balances of deferred income and social contribution taxes

	Consolidated	
	March 31, 2021	December 31, 2020
Legal entities with deferred tax assets		
Tax loss and negative CSLL calculation base - Hermenegildo	34,269	33,776
Tax loss and negative CSLL calculation base - others	244	771
Temporary differences - Hermenegildo	5,428	5,428
Temporary differences - Impairment - Hermenegildo	117,331	117,331
Deferred tax assets (Note 7)	157,272	157,306
Legal entities with deferred tax liabilities		
Tax loss and negative CSLL calculation base	10,150	10,150
Difference in taxation on a cash basis and accrual basis	(69,019)	(69,019)
Depreciation basis encouraged	(29,830)	(29,830)
Deferred IR/CS on the acquisition of Chuí and Ventos da Bahia 1 and 2	32,499	32,499
Other temporary differences	(862)	(771)
Deferred tax liabilities	(57,062)	(56,971)
Total deferred tax	100,210	100,335

At March 31, 2021, the Company recorded accumulated income and social contribution tax loss balances of R$914,744, corresponding to IRPJ and CSLL tax credit of R$311,013, for which no deferred tax assets were accrued in view of the expectation of not having any taxable future profits for offset. These losses are not subject to the doctrine of laches and remain available to the Company indefinitely. To the extent taxable profit is likely to be generated, the Company may record this asset.

16. LEASE LIABILITIES

The balances of the Company's leasing liabilities, organized by CGU, are as follows:

	Company	Consolidated
Balance at December 31, 2020	**14,594**	**125,387**
Interest incurred on liabilities	272	3,083
Payment of leases	(504)	(3,570)
Balance at March 31, 2021	**14,362**	**124,900**

There are other lease agreements, such as for vehicles and small properties, but these were not included in the policy because of their low value per group of leased assets as per lease agreement. For the period at March 31, 2021, the amount of low-value lease expenses and short-term agreements was R$38 (R$162 at March 31, 2020).

The Company did not use the benefit granted in a lease agreement related to the change in lease payments, as deliberated by CVM 859/20.

17. RELATED PARTIES

The Company is controlled by a group of investment funds, managed at the discretion of Tarpon Gestora de Recursos S.A. For the period at March 31, 2021, there were changes in the Company's control structure, as mencioned in Note 18.

The information presented below is summarized by the counterparty CGU when related to balances with companies within the group under the control of the Company and Omega Desenvolvimento Group, which include companies controlled by funds managed by Tarpon, involved in the development and implementation of projects, but without shareholding by the Company.

17.1 Assets and liabilities

The group of other receivables and other liabilities refers to the allocation of payroll costs and apportionment of administrative expenses (rent, condominium fees, third-party services, office supplies and cleaning products, among others).

17.1.1 Company

		March 31, 2021			December 31, 2020	
		Assets	Liabilities		Assets	Liabilities
	Trade accounts receivable	Other receivables	Other liabilities	Dividends receivable	Other receivables	Other liabilities
Asteri (CGU Gargau e Pipoca)	12,255	5,785	(1,161)	12,255	4,849	(1,114)
Comercializadora	-	6,154	(196)	-	5,992	(180)
Grupo Omega Desenvolvimento	-	6,847	(1,650)	-	6,297	(1,602)
Pirapora	1,557	1	-	1,557	1	-
CGU Assuruá I e II	-	10,668	(329)	-	8,673	(328)
CGU Assuruá III	511	755	-	511	479	-
CGU Delta 1	97	4,372	(68)	97	3,716	(68)
CGU Delta 2	3,279	2,349	(460)	3,279	2,831	(460)
CGU Delta 3	-	6,147	(85)	-	6,866	(85)
CGU Delta 5	1,420	755	(1,079)	1,420	2,800	(1,079)
CGU Delta 6	1,392	840	(913)	1,392	2,560	(913)
CGU Delta 7	2,109	1,033	(9)	2,109	1,747	(9)
CGU Delta 8	751	565	(56)	751	1,273	(56)
CGU Indaiás	8,282	2,928	(136)	8,282	3,352	(136)

CGU Serra das Agulhas	-	4,471	(25)	-	3,987	-
CGU Santa Vitória do Palmar	-	3,527	-	-	574	-
CGU Hermenegildo	-	1,498	-	-	285	-
Ventos da Bahia 1 e 2	2,257	-	-	2,493	-	-
Loan to employees (i)	-	62,192	-	-	73,035	-
Total	33,910	120,887	(6,167)	34,146	129,317	(6,030)

(i) Refers to loan agreements with employees eligible for the third stock option plan, with monthly indexation at 100% of the CDI + 0.5% p.a. and final maturity on June 30, 2025, and repayments will be made annually beginning on June 30, 2021.

17.1.2 Consolidated

	March 31, 2021					December 31, 2020				
	Assets			Liabilities		Assets			Liabilities	
	Trade accounts receivable	Dividends receivable	Other receivables	Trade accounts	Other liabilities	Trade accounts receivable	Dividends receivable	Other receivables	Trade accounts	Other liabilities
Comercializadora	-	-	6,219	(2,826)	(5,272)	-	-	5,526	(9,766)	(4,595)
Grupo Omega Desenvolvimento	-	-	7,827	-	(5,634)	-	-	7,226	-	(5,439)
Pipoca	-	2,790	3,100	-	(15)	-	2,790	2,616	-	-
Pirapora	-	1,557	1	-	-	-	1,557	-	-	-
Asteri	-	-	-	-	-	-	-	-	-	-
Cemig (i)	3,325	-	-	-	-	22,215	-	-	-	-
Ventos da Bahia 1 e 2	-	2,256	-	-	-	-	2,492	-	-	-
Loan to employees	-	-	62,192	-	-	-	-	73,035	-	-
Total	3,325	6,603	79,339	(2,826)	(10,921)	22,215	6,839	88,403	(9,766)	(10,034)

(i) Certain subsidiaries of Omega Geração have energy purchase and sales transactions with Cemig, considered a related party of the group because of the equity in the Joint Venture Pipoca.

17.2 Statement of profit or loss

The group of administrative expenses refers to the allocation of payroll costs and apportionment of administrative expenses (rent, condominium fees, third-party services, office supplies and cleaning products, among others). The positive amounts reflect the transfer of Company's costs to related parties. Eventually, energy purchase and sale transactions are conducted between related parties.

17.2.1 Company

	March 31, 2021	March 31, 2020
	Administrative, personnel and general expenses	Administrative, personnel and general expenses
Comercializadora (OMC e OMCG)	1,301	959
Grupo Omega Desenvolvimento	552	1,093
Pipoca	437	345
CGU Assuruá I e II	2,419	-
CGU Assuruá III	276	1,257
CGU Delta 1	656	489
CGU Delta 2	728	433
CGU Delta 3	1,504	759
CGU Delta 5	355	212
CGU Delta 6	386	230
CGU Delta 7	473	187
CGU Delta 8	281	114
CGU Gargaú	451	302
CGU Hermenegildo	2,312	-
CGU Indaiás	446	326
CGU Santa Vitória do Palmar	1,461	-
CGU Serra das Agulhas	459	491
Total	14,497	7,197

17.2.2 Consolidated

	March 31, 2021			March 31, 2020	
	Net operating revenue	Operation and maintenance costs and purchases	Administrative, personnel and general expenses	Net operating revenue	Administrative, personnel and general expenses
Comercializadora (OMC)	28,762	(15,684)	(656)	-	(652)
Grupo Omega Desenvolvimento	-	-	(484)	-	(1,000)
Cemig (i)	27,991	(997)	-	11,508	-
Total	56,753	(16,681)	(1,140)	11,508	(1,652)

(i) Certain subsidiaries of Omega Geração have energy purchase and sales transactions with Cemig, considered a related party of the group because of the equity in the Joint Venture Pipoca.

The Company guarantees financial obligations related to financial contracts and sureties of its subsidiaries. Within the scope of the consolidated financial statements, these guarantees do not increase the Company's exposure to the sureties and guarantees presented in Note 11.

17.3 Key management personnel compensation for the three-month period ended March 31, 2021 and 2020

The following table shows the total compensation paid to members of the Company´s Executive Board and Board of Directors:

	March 31, 2021	March 31, 2020
Salary	1,382	1,190
Direct and fringe benefits	17	17
Variable compensation	8,519	703
	9,918	1,910

There is also a D&O insurance policy covering legal defense costs, judicial and out-of-court settlements, and indemnities. This coverage extends to directors, officers and managers or any other individual with management power within the Company.

18. EQUITY

18.1 Capital

Fully subscribed and paid-in capital at March 31, 2021 totals R$ 3,834,945, comprising 196,036,131 common shares (R$ 3,833,245, comprising 195,912,131 common shares at December 31, 2020).

On February 5, 2021, the Company's Board of Directors approved a capital increase of R$1,700, by issuing 124,000 common shares.

Authorized capital is limited to R$ 6,000,000. Current capital may be increased up to this limit, regardless of amendments to the articles of incorporation, upon a resolution by the Board of Directors.

The Company's shareholding structure at March 31, 2021 and December 31, 2020 is shown below:

	March 31, 2021		December 31, 2020	
	Number of shares	%	Number of shares	%
Tarpon Gestora de Recursos S.A. [1]	62,694,003	31.98	83,225,283	42.48
Lambda [2]	9,932,792	5.07	9,932,792	5.07
Compass Group L.L.C.	10,665,299	5.44	10,665,299	5.44
Verde Asset Management S.A.	10,093,675	5.15	-	-
Other shareholders	102,650,362	52.36	92,088,757	47.01
	196,036,131	100	195,912,131	100

[1] Tarpon Gestora de Recursos S.A. stake is held by equity funds that are under its discretionary management. The change in shareholding in the period reflects the share offering described in Note 3.1.

[2] Lambda is composed by companies: Lambda3 Fundo de Investimento em Participações Multiestratégia; Lambda Energia S.A., Lambda II Energia S.A and Lambda III Energia S.A.

19. NET OPERATING REVENUE

The table below presents net operating revenue for the three-month period ended March 31, 2021 and 2020:

				Company
	March 31, de 2021		March 31, de 2020	
	R$	MWh	R$	MWh
ACR sales				
ACR sales	-	-	-	-
Proinfa sales	-	-	-	-
Adjustment - CCEAR	-	-	-	-
LER	-	329,035	-	-
Free Market sales -	69,219	375,383	-	-
CCEE accounting	1,929	163,803	-	-
Sales to related parties	22,869	-	-	-
Taxes	-	-	-	-
	94,017	539,186	-	-

				Consolidated
	March 31, de 2021		March 31, de 2020	
	R$	MWh	R$	MWh
ACR sales				
ACR sales	70,756	363,468	74,014	364,728
Proinfa sales	7,314	15,439	7,657	15,298
Adjustment - CCEAR	(9,026)	-	(58,987)	-
LER	59,598	329,035	59,964	332,308
Free Market sales -	215,792	1,143,539	121,691	604,116
CCEE accounting	43,752	-	6,357	-
Sales to related parties	-	-	-	-
Taxes	(17,995)	-	(17,823)	-
	370,191	1,851,481	192,873	1,316,450

20. OPERATING AND MAINTENANCE COSTS AND PURCHASES

		Company		Consolidated
	March 31, de 2021	March 31, de 2020	March 31, de 2021	March 31, de 2020
Purchase of energy	(94,562)	-	(94,726)	(94,138)
Depreciation and amortization	-	-	(98,643)	(58,444)
O&M	-	-	(41,390)	(17,630)
Regulatory fees	-	-	(18,227)	(11,020)
Credits – PIS and COFINS on costs	-	-	2,569	6,383
Other	-	-	(3,424)	(1,954)
	(94,562)	-	(253,841)	(176,803)

The energy is purchased from third parties and is intended to supplement the Generation in relation to the position sold by the Company at CCEE. PIS and COFINS credits are substantially due to purchase of energy.

21. GENERAL AND ADMINISTRATIVE EXPENSES

		Company		Consolidated
	March 31, de 2021	March 31, de 2020	March 31, de 2021	March 31, de 2020
Personnel, general and administrative expenses	(1,728)	(2,208)	(15,639)	(7,256)

Depreciation and amortization	(1,137)	(274)	(1,201)	(339)
Consultancy and auditor services	(2,601)	(611)	(4,125)	(1,116)
Third party services	63	(489)	(250)	(529)
Advertising and promotion	(84)	62	(164)	(102)
Other	(362)	(344)	(938)	(707)
	(5,849)	(3,864)	(22,317)	(10,049)

22. OTHER OPERATING INCOME (EXPENSES)

		Company		Consolidated
	March 31, de 2021	March 31, de 2020	March 31, de 2021	March 31, de 2020
Gain from bargain purchase	-	59,782	-	59,782
Insurance claims receivable	-	-	-	15,121
Impairment de ativos	-	-	-	(16,807)
Insurance claims receivable	-	-	-	930
Taxes on other income	(125)	-	(170)	-
Other operating income (expenses)	441	30	3,005	53
	316	59,812	2,835	59,079

23. FINANCE INCOME (COSTS)

		Consolidated		Consolidado
	March 31, de 2021	March 31, de 2020	March 31, de 2021	March 31, de 2020
Finance income				
Interest income	2,899	3,965	5,180	6,408
Other income	764	142	665	14
PIS and COFINS on finance income	-	(191)	(28)	(231)
	3,663	3,916	5,817	6,191
Despesas financeiras				
Interest on loans and financing	(25,252)	(16,051)	(146,578)	(84,876)
Commission on guarantee	(632)	-	(8,446)	(12,450)
Transaction cost	(1,233)	(1,232)	(10,085)	(2,585)
Interest on operation leases	(272)	-	(3,083)	(1,373)
Monetary adjustment of accounts payable - acquisition of Assuruá I e II	(10,454)	(6,148)	(10,454)	(6,148)
Other costs	(208)	(223)	(3,867)	(3,224)
	(38,051)	(23,654)	(182,513)	(110,656)
Net finance income (costs)	(34,388)	(19,738)	(176,696)	(104,465)

24. EARNINGS (LOSS) PER SHARE

The table below shows basic and diluted earnings per share for the periods March 31, 2021 and 2020:

		Company
	March 31, 2021	March 31, 2020
Numerator		
Loss for the period	(91,304)	(52,934)
Denominador		
Weighted average number of shares - thousands	180,992	165,075
Basic loss per share (in Reais)	(0.5045)	(0.3207)
Numerator		
Loss for the period	(91,304)	(52,934)
Denominador		

Weighted average number of shares - thousands	180,992	165,075
Diluted loss per share (in Reais)	**(0.5045)**	**(0.3207)**

Em March 31, 2021, the Company had 2,534,028 stock options granted and not exercised, of which are 657,228 under the second plan (Note 25.1) and 1,876,800 under the third plan (Note 25.2), which were considered in the calculation of diluted earnings.

Due to the acquisition of Assuruá I and II, the Company had installments payable totaling R$ 356,672, including R$ 326,764 that could be paid in shares originally. Given this convertibility option, and considering the early settlement of R$ 160,000 completed in October 2019, this instrument has a dilutive potential of 5,596,163 shares based on the market price of R$ 39.30 /share at March 31, 2021, according to the current debt balance in the updated amount of R$ 219,929.

25. SHARE-BASED PAYMENT

25.1 Second Stock Option Plan

As mentioned in Note 3.2, for the three-month period ended March 31, 2021, the Company's Board of Directors approved capital increases of R$1,700, by issuing 124,000 common shares issued by the Company As a result, the amount of outstanding stock options at March 31, 2021 decreased to 657,228.

	Date	Option price$/ Option	Exercise priceR$/ share	Total options granted
Options granted				
1st Program	1/02/2018	1.36	12.61	1,221,213
2nd program	3/31/2018	1.37	12.73	788,157
Total granted				2,009,370
Options exercised during 2019				(683,968)
Options exercised during 2020				(544,174)
Options exercised during 2021				(124,000)
Outstanding options				657,228

25.2 Third Stock Option Plan

The balance of outstanding option related to the Third Plan for the three-month period ended March 31, 2021:

	Date	Option price$/ Option	Exercise priceR$/ share	Total options granted
Options granted				
1st Program	06/29/2020	-	32.75	1,953,000
2nd program	06/29/2020	4.34	50.00	1,876,800
Total granted				3,829,800
Options exercised during 2020				(1,953,000)
Outstanding options				1,876,800

26. FINANCIAL INSTRUMENTS

26.1 Classification of financial instruments

The table below shows the book value of the Company's financial instruments presented in the financial statements:

Consolidated

	March 31, de 2021	December 31, de 2020	Category
Restricted cash	496,658	461,771	A
Trade accounts receivable	273,612	307,395	A
Loans, financing and debentures	6,504,075	5,896,854	A
Trade accounts payable	297,061	299,497	A
Other liabilities	308,143	310,067	A

A – Financial assets measured at amortized cost

Given the short-term cycle, the fair value of cash and cash equivalents, trade accounts receivable and trade accounts payable are assumed to approximate their carrying amounts. In relation to restricted cash, investments are made in post-fixed rate securities, pegged to CDI, and it is assumed that its fair value is close to its carrying amount. In relation to loans and financing, the Company records operations contracted substantially with BNDES, bearing interest pegged to the long-term interest rate ("TJLP"), which is a financing instrument for long-term projects, for which there is no active market and, as such, the carrying amount is assumed to approximate the fair value.

The Company's financial instruments presented above are classified at level 2 of the fair value hierarchy.

27. NON-CASH TRANSACTIONS

The Company presents the reconciliation of equity transactions, including changes arising from cash flows and changes that do not impact cash:

	Consolidated		Consolidated	
	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
Issuance of shares on acquisition Assuruá III	-	201,016	-	201,016
Impairment Property, plant and equipment	-	-	-	(16,807)

28. CHANGES IN LIABILITIES AND FINANCING ACTIVITIES

The Company presents the reconciliation of equity transactions, including changes arising from cash flows and changes that do not impact cash.

					Company
(Assets)/ liabilities	Note	Loans, financing and debentures	Leases liabilities	Equity	Total
Balances as of December 31, 2020		**978,216**	**14,594**	**3,733,163**	**4,725,973**
Transactions with an impact on cash flow					
Loans, financing and debentures taken out	11	1,050,000	-	-	1,050,000
Transaction costs	11	(4,637)	-	-	(4,637)
Advance for future capital increase	18	-	-	1,700	1,700
Acquired treasury shares	3.4	-	-	(1,664)	(1,664)
Leases	16	-	(504)	-	(504)
		1,045,363	(504)	36	1,044,895
Other changes not affecting cash					
Interest payment	11	(2,434)	-	-	(2,434)
Interest and monetary variations	11	25,252	272	-	25,524
Loss for the period	-	-	-	(103,651)	(103,651)
Amortization – transaction costs	11	1,233	-	-	1,233
		24,051	272	(103,651)	(79,328)
Balances as of March 31, 2021		**2,047,630**	**14,362**	**3,629,548**	**5,691,540**

(Assets)/ liabilities	Note	Loans, financing and debentures	Leases liabilities	Equity	Consolidated Total
Balances as of December 31, 2020		5,896,854	125,387	3,845,032	9,867,273
Transactions with an impact on cash flow					
Loans, financing and debentures taken out	11	1,051,904	-	-	1,051,904
Transaction costs	11	(4,637)	-	-	(4,637)
Payment of principal	11	(496,293)	-	-	(496,293)
Capital increase resulting from the exercise of stock options	18	-	-	1,700	1,700
Acquired treasury shares	18	-	-	(1,664)	(1,664)
Advance for future capital increase		-	-	36	36
Leases	16	-	(3,570)	-	(3,570)
		550,974	(3,570)	72	547,476
Other changes not affecting cash					
Interest payment	11	(100,416)	-	-	(100,416)
Interest and monetary variations	11	146,578	3,083	-	149,661
Loss for the period	-	-	-	(106,154)	(106,154)
Amortization – transaction costs	11	10,085	-	-	10,085
		56,247	3,083	(106,154)	(46,824)
Balances as of March 31, 2021		6,504,075	124,900	3,738,950	10,367,925

29. SUBSEQUENT EVENTS

29.1 Assinatura de Acordo para Transferência de Assuruá 4

On April 5, 2021, the Company announced, by means of a Material Fact to the market, the preliminary contract to transfer the wind power generation assets denominated Assuruá 4, with a projected installed capacity of approximately 215 MW and expectation of commercial operation date at the beginning of 2023, located in Bahia State, adjacent to the Assuruá I, II e III. The effective transfer of the assets is conditioned to the verification of certain conditions precedent, such as the start of commercial operation of this Complex.

* * *

CORPORATE GOVERNANCE

BOARD OF DIRECTORS
José Carlos Reis de Magalhães Neto
Antonio Augusto Torres de Bastos Filho
Eduardo Mufarej
Gustavo Barros Mattos
Rogério Zampronha
Eduardo de Toledo
Gustavo Rocha Gattass
Rachel Ribeiro Horta

FISCAL COMMITTEE
Membro efetivos
Ricardo Scalzo
Adelino Dias Pinho
Bruno Meirelles Salotti

Alternate member
Luiz Fernando Ferraz de Rezende
Carlos Roberto Matavelli
Tiago Isaac

AUDIT AND RISK MANAGEMENT COMMITTEE
Eduardo de Toledo
Flávio César Maia Luz
Walter Iorio

RELATED-PARTY ASSET TRANSACTION COMMITTEE
Eduardo de Toledo
Gustavo Rocha Gattass
Andrea Sztajn

STATUTORY BOARD
Antonio Augusto Torres de Bastos Filho
Andrea Sztajn
Thiago Trindade Linhares

Wiliam Franco de Oliveira
Accountant
CRC 1SP256533/O-3

* * *

REPORT OF INDEPENDENT AUDITORS

São Paulo Corporate Towers
Av. Presidente Juscelino Kubitschek, 1.909
Vila Nova Conceição
04543-011 - São Paulo – SP - Brasil

Tel: +55 11 2573-3000
ey.com.br

A free translation from Portuguese into English of Independent auditor's review report on individual and consolidated interim financial information prepared in Brazilian currency in accordance with NBC TG 21 and IAS 34 - Interim Financial Reporting, issued by the International Accounting Standards Board (IASB)

Independent auditor's review report on individual and consolidated interim financial information

To the Shareholders, Board of Directors and Officers of
Omega Geração S.A.
Belo Horizonte - MG

Introduction

We have reviewed the individual and consolidated interim financial information of Omega Geração S.A. ("Company"), contained in the Quarterly Information Form (ITR), for the quarter ended March 31, 2021, comprising the statement of financial position as at March 31, 2021 and the related statements of profit or loss, of comprehensive income for three month period then ended and changes in equity and of cash flows for the three-month period then ended, including the explanatory notes.

Management is responsible for the preparation of the individual and consolidated interim financial information in accordance with Accounting Pronouncement NBC TG 21 – Interim Financial Reporting, and IAS 34 - Interim Financial Reporting, issued by the International Accounting Standards Board (IASB), as well as for the presentation of this financial information in conformity with the rules issued by the Brazilian Securities and Exchange Commission (CVM) applicable to the preparation of Quarterly Information (ITR). Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope of review

We conducted our review in accordance with the Brazilian and International standards on review engagements (NBC TR 2410 and ISRE 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity, respectively). A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with auditing standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Building a better working world

Conclusion on the individual and consolidated interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying individual and consolidated interim financial information included in the quarterly information referred to above was not prepared, in all material respects, in accordance with NBC TG 21 and IAS 34 applicable to the preparation of Quarterly Information (ITR), and presented consistently with the rules issued by the Brazilian Securities and Exchange Commission (CVM).

Other matters

Statements of value added

The abovementioned quarterly information includes the individual and consolidated statements of value added (SVA) for the three-month period ended March 31, 2021, prepared under Company's Management responsibility, and presented as supplementary information for IAS 34. These statements have been subject to review procedures performed together with the review of the quarterly information with the objective to conclude whether they are reconciled to the interim financial information and the accounting records, as applicable, and if its format and content are in accordance with the criteria set forth by NBC TG 09 – Statement of Value Added. Based on our review, nothing has come to our attention that causes us to believe that they were not prepared, in all material respects, consistently with the overall individual and consolidated interim financial information.

São Paulo, April 28, 2021.

ERNST & YOUNG
Auditores Independentes S.S.
CRC-2SP034519/O-6

/**s**/ Alessandra Aur Raso

Alessandra Aur Raso
Accountant CRC-1SP248878/O-7

Uma empresa-membro da Ernst & Young Global Limited